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 &#9;&#9;&#9;&#9;&#9;&#9;&#9;&#9;&#9;

<U> FOR IMMEDIATE RELEASE:

</U> Higher sales help Noland to 48% rise in '04 earnings

 NEWPORT NEWS, Va., Feb. 25, 2005 ' Noland Company (NOLD) today reported 2004 net income of $18,358,000, or $5.45 per share (diluted), 48 percent more than 2003's $12,442,000, or $3.64 per share.

The wholesale distribution firm said the rise in earnings stemmed from a significant improvement in sales and a $3,450,000 year-to-year increase in after-tax gains from the disposal of surplus real property.

Sales for 2004 totaled $548,135,000, 16 percent greater than the $471,756,000 total in 2003. "Our strong sales performance last year was widespread," said Chairman Lloyd U. Noland III, "reflecting our success in capitalizing on the continued strength in the construction market."

Noland said plumbing sales, which also benefited from rising prices, were 18 percent higher than the year-earlier period's, while air conditioning sales rose 14 percent. "And our electrical/industrial sales were up 13 percent, largely due to a sharper focus on the strong commercial construction market," said Noland.

Gross profit margins were down slightly, due to costs associated with the LIFO method of accounting for inventories. But the higher sales led to a $13,255,000, or 12 percent, rise in gross profit for the year.

Operating expenses rose $7,877,000, or 8 percent, primarily due to costs associated with the company's new central distribution center and five new branches opened since mid-2003.

Operating profit totaled $31,397,000, $11,450,000, or 57 percent, greater than the $19,947,000 total in 2003. Gains from the sale of surplus property produced $6,058,000 of the increase in operating profit.

In the fourth quarter, sales totaled $139,479,000, or 19 percent higher than the year-earlier period's $117,290,000. Net income totaled $6,576,000, or $1.95 per share (diluted), versus $3,252,000, or 97 cents per share, for the fourth quarter of 2003.

Noland said he is optimistic about the company's prospects for continued sales growth in 2005. "While we have to be alert to a possible cooling of the housing market," he said, "we think the climate is right for another good housing construction year. Plus, commercial construction is forecast to do even better than last year. If these projections hold up, we will have ample opportunities in 2005 to build on last year's success."

Noland operates 100 branches in 13 states, and distributes products in the plumbing, HVAC, water systems, electrical, and industrial fields. The company's stock is traded on NASDAQ's SmallCap Market. Its trading symbol is NOLD.

 

UNAUDITED FINANCIAL HIGHLIGHTS

<U> For the Three Months

Ended December 31</U> &#9; <U>2004 </U>&#9;&#9; <U>2003___

</U> Merchandise Sales&#9; $139,478,502 &#9;$117,290,391

Net Income&#9; $6,575,843&#9; $3,251,785

Basic Earnings Per Share<SUP>(1)</SUP>&#9;$1.97 $.97

Diluted Earnings Per Share<SUP>(2)</SUP>&#9;$1.95 &#9; $.97

<U> For the Twelve Months

Ended December 31</U> &#9;<U> 2004 </U>&#9;<U> 2003

</U> Merchandise Sales&#9;$548,135,450&#9; $471,756,511

Net Income&#9;$18,358,412&#9;$12,441,690

Basic Earnings Per Share<SUP>(3)</SUP>&#9;$5.50&#9;$3.67

Diluted Earnings Per Share<SUP>(4)</SUP> &#9;$5.45&#9;$3.64 <DIR>

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 (1)&#9;Based on 3,341,043 shares outstanding in 2004 and 3,331,964 shares outstanding in 2003.

 (2)&#9;Based on 3,375,772 shares outstanding in 2004 and 3,363,641 shares outstanding in 2003.

 (3)&#9;Based on 3,338,360 shares outstanding in 2004 and 3,392,924 shares outstanding in 2003.

 (4)&#9;Based on 3,370,163 shares outstanding in 2004 and 3,422,390 shares outstanding in 2003. </DIR>

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 Note: Included in this news release are forward-looking management comments and other statements which reflect management's current outlook for the future. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the statements. Such risks and uncertainties include, but are not limited to, general business and economic conditions, climatic conditions, competitive pricing pressures, and product availability.

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